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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2011
Date of Report (Date of earliest event reported)

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 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) The Company has entered into a new Employment Agreement ("Employment Agreement"), effective as of January 1, 2011, with Douglas Conyers in connection with his promotion to Senior Vice President-Engineering.

The Board set Mr. Conyers' salary at $160,000.00 annually and established a bonus plan for Mr. Conyers under which Mr. Conyers is eligible for an annual bonus of up 35% of his base salary which is tied to specific objectives to be defined by the Company. The Employment Agreement also provides that if Mr. Conyers' employment with the Company terminates under certain circumstances, the Company will pay him an amount equal to his base salary in effect at the date of termination for eighteen (18) months following the date of termination.

The Board of Directors has also voted to grant options to purchase an additional 90,000 shares of the Company's common stock to Mr. Conyers, 20,000 of which were granted in January 2011 and 70, 000 of which will be granted the day after the Company announces its results of operations for the year ended December 31, 2010 pursuant to the Company's 2010 Employee Long-Term Equity Incentive Plan..

The description of the material terms of the Employment Agreement is qualified by reference to the form of Employment Agreement which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Employment Agreement by and between GlobalSCAPE, Inc. and Douglas Conyers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By: /s/ James R. Morris

James r. Morris, President and Chief Executive Officer

Dated: March 24, 2011